EXHIBIT 99.1
                                                                    ------------


                                   GRANTED
                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

HOLLINGER INTERNATIONAL INC.                              )
                                                          )
                                Plaintiff,                )
                                                          )
            v.                                            ) C.A. No. 183-N
                                                          )
CONRAD M. BLACK, HOLLINGER INC.,                          )
and 504468 N.B. INC.                                      )
                                                          )
                                 Defendants.              )
                                                          )
            -and-                                         )
                                                          )
CARDINAL VALUE EQUITY PARTNERS, LP, PRESS HOLDINGS        )
INTERNATIONAL LIMITED, and PRESS ACQUISITION INC.,        )
                                                          )
                                Intervenors.              )
_________________________________________________________ )
                                                          )
CONRAD M. BLACK, HOLLINGER INC.,                          )
and 504468 N.B. INC.                                      )
                                                          )
                               Counterclaim Plaintiffs,   )
                                                          )
             v.                                           )
                                                          )
HOLLINGER INTERNATIONAL INC., RICHARD C. BREEDEN,         )
RICHARD BREEDEN & CO., GORDON A. PARIS, JAMES R.          )
THOMPSON, RICHARD D. BURT, HENRY A. KISSINGER, RICHARD    )
N. PERLE, SHMUEL MEITAR, GRAHAM W. SAVAGE, and RAYMOND    )
G.H. SEITZ,                                               )
                                                          )
                              Counterclaim Defendants.    )
_________________________________________________________ )

                                      ORDER

         WHEREAS, on October 18, 2004, plaintiff Hollinger International Inc. ("International") filed a Motion to Change the Expiration Date of the Injunction ("Motion") with respect to the injunction (the "Injunction") granted by this Court in paragraph 9 of the Order and Final Judgment entered on June 28, 2004 ("June 28 Order"), which, pursuant to paragraph 11 of the June 28 Order, is set to expire on October 31, 2004.

         WHEREAS, International is considering a distribution to its stockholders of a portion of the proceeds of the sale of the Telegraph Group, remaining as of October 26, 2004, net of taxes to be paid on the Telegraph Group transaction and less amounts used to pay down International's indebtedness, through one or more of a dividend, a self-tender offer or some other mechanism.

         WHEREAS, the parties hereto have negotiated a resolution of the issues raised in International's Motion.

         In disposition of the Motion, IT IS HEREBY ORDERED:

         1. Paragraph 11 of the June 28 Order is hereby amended to read in its entirety as follows:

                  "a.      The injunctive relief set forth in Paragraph 9 above
is effective immediately and shall remain in effect through the earlier of January 31, 2005 or the date of the completion of any distribution by International to its stockholders of a portion of the proceeds of the sale of the Telegraph Group remaining as of October 26, 2004, net of taxes to be paid on the Telegraph Group transaction and less amounts used to pay down International's indebtedness ("Proceeds"), through one or more of a dividend, a self-tender offer or some other mechanism ("Distribution").


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

                  b. International will continue to use its reasonable best efforts to cause any Distribution to occur by January 31, 2005.

                  c. Any Distribution to stockholders of International shall be paid or made available to all stockholders of International equally in proportion to the number of shares of International that they own (or, in the case of a self-tender, equally in proportion to the number of shares tendered, subject to customary odd lot exceptions). Except as required by statute, regulation or court order (other than an order sought or instigated after October 18, 2004 by International, the Special Committee of the International Board of Directors ("Special Committee"), the Corporate Review Committee of the International Board of Directors ("CRC"), any member of the CRC, or anyone acting in concert with any of them or on their behalf), neither International, the Special Committee, the CRC, any member of the CRC, nor anyone acting in concert with any of them or on their behalf, will take any action to encumber, attach, set off, hold back or in any other way, directly or indirectly, interfere with the amount of the Distribution payable to any of Hollinger Inc. ("Inc.), 504468 N.B. Inc. ("N.B.") or Lord Conrad Black, nor take any other action that would prevent the amount of the Distribution otherwise payable to any of Inc., N.B. or Lord Conrad Black from being paid into bank accounts designated by such persons.

                  d. The decision regarding the use or distribution of the Proceeds will be considered in the first instance by the CRC, which shall make a recommendation to the full board of directors of International. The Board of Directors of International shall have final decision-making authority concerning the use or distribution of the Proceeds. To the extent that the decision-making occurs prior to January 31, 2005, the decision shall be rendered by the


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

Board of Directors of International as currently constituted, except for death, incapacitation or resignation of any director, in which case any director who will have been appointed to replace such former director will be entitled to participate in the decision concerning the use or distribution of the Proceeds.

                  e. International and Inc. shall negotiate in good faith the Cooperation and Confidentiality Agreement, drafts of which have been exchanged among the parties."

         2. Except as expressly set forth in paragraph 1 above, nothing herein shall impair or otherwise affect any of the legal rights, powers or obligations of any of the parties, the Special Committee or the CRC or anyone acting on behalf of any of them, including without any limitation any legal rights, powers or obligations of International or the Special Committee under the Consent Judgment entered by the United States District Court, Northern District of Illinois, dated January 16, 2004.

         3. Without affecting the finality of the June 28 Order (as amended hereby), the Court shall maintain continuing jurisdiction over the Injunction and this Order. The terms of this Order shall remain in effect through the earlier of January 31, 2005 or the date of completion of the Distribution.

         4. Except as expressly provided herein, the June 28 Order shall remain in full force and effect.

                                     SO ORDERED, this 30th day of October, 2004.


                                     /s/ Judge Leo E. Strine, Jr.
                                     ------------------------------------
                                     Vice Chancellor Leo E. Strine, Jr.



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